UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 10, 2017

LASALLE HOTEL PROPERTIES
(Exact name of registrant as specified in its charter)

Maryland	1-14045	36-4219376
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7550 Wisconsin Avenue
10th Floor
Bethesda, Maryland 20814
(Address of principal executive offices)
Registrant’s telephone number, including area code: (301) 941-1500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement
On January 10, 2017, LaSalle Hotel Properties, a Maryland corporation (the "Company"), through the Company's operating partnership, LaSalle Hotel Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership"), entered into a Second Amended & Restated Senior Unsecured Credit Agreement, dated as of January 10, 2017 (the "Credit Agreement"), with Citibank, N.A., as Administrative Agent, and the other lenders named therein. The Credit Agreement provides for a senior unsecured credit facility of up to $750 million, with a sublimit of $100 million for letters of credit (the "Credit Facility"), and an unsecured term loan of $300 million (the "First Term Loan").  The Credit Facility and First Term Loan replace the Company's prior $750 million senior unsecured credit facility and $300 million unsecured term loan, respectively.
Unless otherwise terminated pursuant to the terms of the Credit Agreement, the Credit Facility matures on January 8, 2021, subject to two six-month extension options to January 8, 2022 that the Company may exercise pursuant to certain terms and conditions, including payment of an extension fee, and the First Term Loan matures on January 10, 2022. The Credit Agreement includes accordion features that allow the Company to request additional lender commitments, allowing for total commitments of up to $1.25 billion under the Credit Facility and up to $500 million under the First Term Loan, subject to certain terms and conditions. Borrowings under the Credit Facility and the First Term Loan bear interest at floating rates equal to, at the Company's option, either (i) LIBOR plus an applicable margin, or (ii) an Adjusted Base Rate (as defined in the Credit Agreement) plus an applicable margin. Depending on the Company's leverage ratio (as defined in the Credit Agreement), the Credit Facility spread ranges from 1.50% to 2.25% for LIBOR borrowings and from 0.50% to 1.25% for Base Rate borrowings and the First Term Loan spread ranges from 1.45% to 2.20% for LIBOR borrowings and from 0.45% to 1.20% for Base Rate borrowings.  Additionally, the Company is required to pay a variable unused commitment fee of 0.20% or 0.30% of the unused portion of the Credit Facility, depending on the average daily unused portion of the Credit Facility. There were no borrowings outstanding on the Credit Facility at January 10, 2017. The First Term Loan was hedged to a fixed interest rate based on the Company's current leverage ratio (as defined in the swap agreements), which interest rate was 2.23% at January 10, 2017, through August 2, 2017.
In addition, on January 10, 2017, the Company, through the Operating Partnership, entered into an Amended & Restated Senior Unsecured Term Loan Agreement, dated as of January 10, 2017 (the "Term Loan Agreement"), with Citibank, N.A., as Administrative Agent, and the other lenders named therein. The Term Loan Agreement provides for an unsecured term loan of $555 million (the "Second Term Loan").  The Second Term Loan replaces the Company's prior $555 million unsecured term loan.
Unless otherwise terminated pursuant to the terms of the Term Loan Agreement, the Second Term Loan will mature on January 29, 2021. The Term Loan Agreement includes an accordion feature that allows the Company to request additional lender commitments, allowing for total commitments of up to $700 million under the Second Term Loan, subject to certain terms and conditions. Borrowings under the Second Term Loan bear interest at floating rates equal to, at the Company's option, either (i) LIBOR plus an applicable margin, or (ii) an Adjusted Base Rate (as defined in the Term Loan Agreement) plus an applicable margin. Depending on the Company's leverage ratio (as defined in the Term Loan Agreement), the spread ranges from 1.45% to 2.20% for LIBOR borrowings and from 0.45% to 1.20% for Base Rate borrowings. The Second Term Loan was hedged to a fixed interest rate based on the Company's current leverage ratio (as defined in the swap agreements), which interest rate was 2.95% at January 10, 2017 through May 16, 2019 for $177,500 of the Second Term Loan and through January 29, 2021 for the remaining $377,500 of the Second Term Loan.
The Company's ability to borrow under the Credit Facility, the First Term Loan and the Second Term Loan is subject to its ongoing compliance with a number of customary financial and other covenants, including covenants relating to net worth requirements, debt ratios and fixed charge coverage ratios. In addition, pursuant to the terms of the Credit Agreement and Term Loan Agreement, if a default or event of default occurs and is continuing, the Company may be precluded from paying certain distributions (other than those required to allow it to qualify and maintain its status as a real estate investment trust).
The Company and certain of its subsidiaries guarantee the obligations under the Credit Agreement and Term Loan Agreement. While the Credit Facility, the First Term Loan and the Second Term Loan do not initially include any pledges of equity interests, such pledges and additional subsidiary guarantees would be required in the event that the Company's leverage ratio later exceeds 6.50:1.00 for two consecutive fiscal quarters. In the event that such pledge and guarantee requirement is triggered, the pledges and additional guarantees would ratably benefit the Credit Facility, the First Term Loan and the Second Term Loan. If at any time the Company's leverage ratio falls below 6.50:1.00 for two consecutive fiscal quarters, such pledges and additional guarantees may be released.

Additionally, LaSalle Hotel Lessee, Inc., the Company’s taxable REIT subsidiary, refinanced its $25 million unsecured revolving credit facility with U.S. Bank National Association, with no change in capacity, on similar terms as the Company’s Credit Facility.
The foregoing descriptions of the Credit Facility, the First Term Loan and the Second Term Loan do not purport to be complete and are qualified in their entirety by reference to the Credit Agreement and the Term Loan Agreement, copies of which will be filed with the Securities and Exchange Commission as exhibits to the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information set forth in Item 1.01 is incorporated herein by reference.
Item 7.01    Regulation FD Disclosure
The Company announced that it entered into the Credit Agreement and the Term Loan Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.
Item 9.01.    Financial Statements and Exhibits
(d)     Exhibits

Exhibit Number	Description
99.1	Press release, dated January 10, 2017
The information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Furthermore, the information contained in the press release attached as Exhibit 99.1 to this report shall not be deemed to be incorporated by reference in the filings of the registrant under the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASALLE HOTEL PROPERTIES

Dated: January 10, 2017	BY:	/s/ Kenneth G. Fuller
Kenneth G. Fuller
Chief Financial Officer, Executive Vice President, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release, dated January 10, 2017